Exhibit (17)(a)

FS INVESTMENT CORPORATION
201 ROUSE BOULEVARD PHILADELPHIA, PA 19112

VOTE BY INTERNET - www.proxyvote.com/FSIC or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

GENERAL QUESTIONS
833-VOTE-FSI

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E50960-P13253	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

FS INVESTMENT CORPORATION (“FSIC”)			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
2.	Election of Directors		☐	☐	☐
Nominees:

	01)	Todd Builione	05) Jerel A. Hopkins
	02)	Richard Goldstein	06) Frederick Arnold
	03)	Brian R. Ford	07) James H. Kropp
	04)	Barbara Adams

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

1.

To approve the issuance of Shares pursuant to the Agreement and Plan of Merger, dated as of July 22, 2018 (the “Merger Agreement”), by and among FSIC, Corporate Capital Trust, Inc., IC Acquisition, Inc. and FS/KKR Advisor, LLC (“FS/KKR Advisor”).

	☐	☐	☐

3.

To authorize flexibility for FSIC, with the approval of FSIC’s Board of Directors, to offer and sell Shares during the 12 months following stockholder approval, at a price below the then-current net asset value per share, subject to certain limitations described in the joint proxy statement/prospectus.

	☐	☐	☐

4.

To approve a new investment advisory agreement, by and between FSIC and FS/KKR Advisor, pursuant to which FSIC’s current investment advisor, FS/KKR Advisor, will continue to act as investment adviser to FSIC.

	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement are available at www.proxyvote.com/FSIC.

E50961-P13253

FS INVESTMENT CORPORATION

Annual Meeting of Stockholders

December 3, 2018

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael C. Forman and Stephen S. Sypherd, and each of them, as proxies of the undersigned with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of FS Investment Corporation, a Maryland corporation (the “Company” or “FSIC”), to be held at 2:00 p.m., Eastern Time, on December 3, 2018, at the offices of the Company, located at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, and any adjournments or postponements thereof (the “Annual Meeting”), and vote as designated on the reverse side of this proxy card all of the shares of common stock, par value $0.001 per share, of the Company (“Shares”) held of record by the undersigned as of any applicable record date. The proxy statement and the accompanying materials are being mailed on or about [TBD], 2018 to stockholders of record as of September 14, 2018 and are available at www.proxyvote.com/FSIC. All properly executed proxies representing Shares received prior to 5:00 p.m., Eastern Time, on the last business day before the Annual Meeting will be voted in accordance with the instructions marked thereon.

If no instructions are marked, the Shares will be voted (1) FOR the proposal to approve the issuance of Shares pursuant to the Merger Agreement, (2) FOR the proposal to elect each of the director nominees listed in Proposal 2, (3) FOR the proposal to authorize flexibility for FSIC, with the approval of FSIC’s board of directors, to offer and sell Shares during the 12 months following stockholder approval, at a price below the then-current net asset value per share, subject to certain limitations described in the joint proxy statement/prospectus and (4) FOR the proposal to approve a new investment advisory agreement, pursuant to which FSIC’s current investment advisor, FS/KKR Advisor, will continue to act as investment adviser to FSIC. No other business will be presented at the Annual Meeting. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Any stockholder who executes a proxy may revoke it with respect to a proposal by attending the Annual Meeting and voting his or her Shares in person or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to 5:00 p.m., Eastern Time, on the last business day before the Annual Meeting.

Continued and to be signed on reverse side